EXHIBIT 23(a)

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-46920 of Abrams Industries, Inc. and subsidiaries on Form S-8 of our report dated July 21, 2003 appearing in this Annual Report on Form 10-K of Abrams Industries, Inc. and subsidiaries for the year ended April 30, 2003.

Atlanta, Georgia

July 21, 2003